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                                                                    Exhibit 99.4

                   CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.

      We hereby consent to the inclusion of our opinion letter, dated October 26, 2005, to the Board of Directors of Great Lakes Bancorp, Inc. ("Great Lakes") as an Exhibit to the Proxy Statement/Prospectus relating to the proposed merger by and between Great Lakes and Bay View Capital Corporation ("Bay View") contained in Bay View's Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ Sandler O'Neill & Partners, L.P.

December 12, 2005